                                                                     EXHIBIT 4.1

Incorporated under the Laws                          of the State of California


                                [LOGO OF EAGLE]
NUMBER                                                                SHARES

                                                                   COMMON STOCK


 THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS
     MORE PARTICULARLY SET FORTH ON THE REVERSE SIDE OF THIS CERTIFICATE.

THIS CERTIFIES that_______________________________________________________is the
registered holder of______________________________________________________Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.
       In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this__________day of______________A.D._______


                                    [SEAL]
______________________________                     _____________________________
                     SECRETARY                                        PRESIDENT